UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

Akcea Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38137	47-2608175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road 9th Floor Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 207-0202

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	AKCA	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Damien McDevitt, Ph.D. to Chief Executive Officer

On March 24, 2020, Akcea Therapeutics, Inc. (the “Company”) announced the appointment of Damien McDevitt, Ph.D. to Chief Executive Officer of the Company, effective immediately. Dr. McDevitt has served as interim Chief Executive Officer of the Company since September 2019, as member of the Company’s Board of Directors (“Board”) since October 2018 and will continue to serve as a member of the Board.

Dr. McDevitt’s career in executive management spans more than 30 years, including most recently as chief business officer for Ionis Pharmaceuticals, Inc. Prior to Ionis, he was a senior vice president at ACADIA Pharmaceuticals. Prior to ACADIA, Dr. McDevitt was with GSK for more than two decades. He served on both the R&D Technology Investment Board and the Infectious Disease Therapy Area Unit Board, providing input to critical R&D investments for over 10 years. He served in various leadership roles within R&D and was head of GSK’s R&D West Coast Innovation Center. He also worked in Worldwide Business Development, GSK Ventures and in anti-infective discovery. Dr. McDevitt is an author of 70 scientific publications and published patents. He attended Trinity College in Dublin, Ireland, where he earned his Ph.D. and undergraduate degree, both in microbiology.

In connection with Dr. McDevitt’s appointment to Chief Executive Officer of the Company, Dr. McDevitt will receive:

•	An annual base salary of $650,000; and

•	A stock option exercisable for up to 200,000 shares of the Company’s common stock, vesting over a four-year period, under the Company’s 2015 Equity Incentive Plan.

There are no family relationships between Dr. McDevitt and any director or executive officer of the Company, and Dr. McDevitt is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the 2015 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the 2015 Equity Incentive Plan, a copy of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed September 5, 2017, which is incorporated into this Item 5.02 by reference herein.

A copy of the Company’s press release regarding Dr. McDevitt’s appointment to Chief Executive Officer of the Company is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated March 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AKCEA THERAPEUTICS, INC.

Date: March 24, 2020	By:	/s/ Joshua F. Patterson
Joshua F. Patterson
General Counsel